Exhibit 99

Contact:	Bob Kneeley
Vice President, Investor Relations
303-495-1245
bob.kneeley@evhc.net

ENVISION HEALTHCARE REPORTS SOLID RESULTS FOR 2018 FIRST QUARTER

2018 Outlook Revised to Reflect First Quarter Performance

Strategic Alternatives Review Progresses

NASHVILLE, TN - (May 7, 2018) - Envision Healthcare Corporation (“Envision”) (NYSE: EVHC) today reported solid financial results for the three months ended March 31, 2018, driven by Physician Services’ revenue growth and initial contributions from the Company’s 2018 operational improvement initiatives.

Highlights for the first quarter of 2018 include:

•	Net revenue from continuing operations of $2.08 billion;

•	Net earnings from continuing operations attributable to common stockholders of $36.9 million or $0.30 per diluted share;

•	Adjusted net earnings from continuing operations of $86.6 million, or $0.71 per diluted share; and

•	Adjusted EBITDA from continuing operations of $207.6 million.

Envision reported a net loss of $86.4 million, or $0.71 per dilutive share, as a result of a net loss from discontinued operations and income-tax expense resulting from the sale of its Medical Transportation segment, American Medical Response, Inc., (“AMR”), which was completed on March 14, 2018.

A reconciliation of all non-GAAP financial results to the comparable GAAP measure is provided on page 6 of this press release.

“Our results for the first quarter of 2018 build on the momentum we established at the end of 2017, with our focus on operational improvements beginning to bear fruit towards our goal of realizing $50 million in operational efficiencies in 2018 and anticipated run-rate savings of $100 million,” said Christopher A. Holden, President and Chief Executive Officer of Envision. “We made significant strides to align our practice support and corporate overhead to support our clinical programs and these efforts contributed to our solid financial results in the quarter. We expect the impact of these efforts to accelerate through the remainder of 2018. We are also making good progress in improving our revenue cycle functions to achieve operational efficiencies, which we expect to realize during the second half of this year. We are also advancing a number of initiatives to improve the efficiency of our clinical teams as they care for patients.

“Our operational focus will be key to our ability to optimize shareholder value as our clinical providers and operations professionals are continuously working to improve patient safety, quality and efficiency to deliver value to health systems and the patients we serve. We continue to successfully execute on a clearly defined strategy that supports our clinical providers as they participate in high-performing healthcare networks in communities across the country. Our Physician Services’ growth validates this strategy.”

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Envision Healthcare Reports 2018 First Quarter Financial Results

May 7, 2018

Reporting Segments

Envision reports two operating segments as continuing operations: Physician Services, which includes facility-based and post-acute services, and Ambulatory Services.

Physician Services

Net revenues for Physician Services were $1.77 billion for the first quarter of 2018, an increase of 13.2% from the prior-year period. Revenue growth was driven by contributions of 8.2% from acquisitions, 2.3% from net new contracts and 2.7% from same contracts. Physician Services’ net revenue growth from new contracts consisted of 8.0% growth from contract additions, partially offset by contract terminations of 5.7%.

On a same-contract base, net revenues grew by 3.1% in the first quarter of 2018 when compared to the prior-year period. Same-contract patient encounters grew by 2.3%, while revenue per patient encounter increased by 0.8%.

For the first quarter of 2018, Physician Services Adjusted EBITDA was $150.1 million and was essentially unchanged from the prior-year period. Physician Services results were impacted by increasing seasonal payroll tax expense, incentive compensation accruals that were not in the prior-year period, as well as higher-than-anticipated malpractice expense related to settlement of claims from prior years. Physician Services’ margin improved by 50 basis points on a sequential basis.

Ambulatory Services

Net revenues for the first quarter of 2018 were $307.6 million, which compares to $315.9 million for the prior-year period. Ambulatory Services results were affected by weather- and flu-related procedure cancellations during the 2018 period.

Same-center revenue declined by 0.7%, which included a 1.3% volume decline, offset by 0.6% rate growth. Surgery centers deconsolidated and disposed in the 12 months ended March 31, 2018, contributed incremental revenues of $9.7 million for the first quarter of 2017.

Adjusted EBITDA for the first quarter of 2018 was $57.5 million, which compares with $60.2 million for the prior-year period. Adjusted EBITDA margin was 18.7%, which compared to 19.1% in the prior-year period.

Liquidity

Envision had cash and cash equivalents of $767.4 million at March 31, 2018, and the Company had no amounts outstanding under its asset-based lending facility at the end of the first quarter of 2018. During the period, Envision used a substantial portion of the net proceeds it received from the sale of AMR to reduce debt outstanding on its Term Loan B by $1.7 billion. At March 31, 2018, Envision had total debt outstanding of $4.7 billion. The Company’s ratio of total net debt at March 31, 2018, to trailing 12 months EBITDA as defined under the Company’s credit agreement, was 4.2 times.

Net cash flows from operations, less distributions to noncontrolling interests and excluding transaction costs, were $20.4 million for the three months ended March 31, 2018. Envision’s cash flow from operations was impacted by accelerating approximately $45 million of incentive compensation payments into the first quarter, from the second quarter, to benefit from higher tax deductibility associated with those expenses as a result of the Tax Cuts and Jobs Act.

Guidance

Envision is modifying its outlook for 2018 and introducing its outlook for the second quarter of 2018. For all of 2018, Envision expects to generate revenue of $8.35 billion to $8.53 billion, Adjusted EBITDA of $965 million to $1 billion, and Adjusted EPS of $3.49 to $3.70.

For the second quarter of 2018, Envision expects to generate Adjusted EBITDA of $234 million to $246 million, and Adjusted EPS of $0.83 to $0.90.

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Envision Healthcare Reports 2018 First Quarter Financial Results

May 7, 2018

Non-GAAP Adjusted EBITDA guidance for the full year and second quarter of 2018 excludes interest expense, income taxes, depreciation, amortization, share-based compensation, impairment charges, debt extinguishment costs, acquisition-related transaction and integration costs, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions, gain or loss on deconsolidations and discontinued operations. Non-GAAP Adjusted EPS guidance for the full year and second quarter of 2018 excludes acquisition-related transaction and integration costs, acquisition-related amortization expense, gains and losses on future deconsolidation transactions, share-based compensation, impairment charges, the impact of the Tax Cuts and Jobs Act, and debt extinguishment costs, net of tax impact. Envision is not providing a reconciliation of its Adjusted EBITDA and Adjusted EPS guidance because the exact amount of such exclusions is not currently determinable, including variability and timing associated with acquisitions, disposals, deconsolidations and impairment charges. These amounts may be significant and may vary significantly from period to period (see page 6 for a reconciliation of all historical GAAP and non-GAAP financial results presented in this release).

Ongoing Strategic Review

Envision’s Board of Directors (the “Board”) continues to conduct a full review of strategic alternatives to enhance shareholder value, and is considering a number of options including execution of the Company’s strategic plan, portfolio rationalization, and a potential sale of the Company.

“We remain fully engaged in a comprehensive review of our options,” said Denny Shelton, Lead Independent Director of Envision’s Board. “While we have not set a definitive timetable for the completion of this review, the Board is moving toward identification of the optimal outcome for our shareholders during the current quarter.”

There can be no assurance that this review will result in a transaction or other alternative of any kind.

Conference Call Information

Envision will host a conference call at 8:30 a.m. Eastern Time Tuesday, May 8, 2018, to discuss its financial results. The live broadcast of Envision’s quarterly conference call will be available on-line by going to www.evhc.net and clicking on the link to Investors. The on-line replay will follow shortly after the call and continue for 30 days.

About Envision Healthcare Corporation

Envision Healthcare Corporation is a leading provider of physician-led services and post-acute care, and ambulatory surgery services. At March 31, 2018, we delivered physician services, primarily in the areas of emergency department and hospitalist services, anesthesiology services, radiology/tele-radiology services, and children’s services to more than 1,800 clinical departments in healthcare facilities in 45 states and the District of Columbia. Post-acute care is delivered through an array of clinical professionals and integrated technologies which, when combined, contribute to efficient and effective population health management strategies. As a market leader in ambulatory surgical care, the Company owns and operates 261 surgery centers and one surgical hospital in 35 states and the District of Columbia, with medical specialties ranging from gastroenterology to ophthalmology and orthopedics. In total, the Company offers a differentiated suite of clinical solutions on a national scale, creating value for health systems, payors, providers and patients. For additional information, visit www.evhc.net.

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Envision Healthcare Reports 2018 First Quarter Financial Results

May 7, 2018

Forward-Looking Statements

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s financial and operating objectives, plans and strategies, industry trends, and all statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports and other documents that the Company files with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) changes in governmental reimbursement programs; (v) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (vi) the loss of existing contracts; (vii) risks associated with the ability to successfully integrate the Company’s operations and employees following the completion of the December 2016 merger of equals; (viii) the ability to realize anticipated benefits and synergies of the business combination; (ix) the potential impact of the consummation of the transaction on the Company’s relationships, including with employees, customers and competitors; (x) the impact of the Company’s previously announced review of strategic alternatives, as well as any strategic transaction that may be pursued as a result of such review, including on the Company’s financial and operating results, or its employees, suppliers and customers; and (xi) other circumstances beyond the Company’s control.

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Envision Healthcare Reports 2018 First Quarter Financial Results

May 7, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data (In millions, except earnings per share)

	Three Months Ended March 31,
Statement of Operations Data:	2018	2017
Net revenue	$2,077.0	$1,878.6
Operating expenses:
Salaries and benefits	1,538.9	1,359.0
Supply cost	54.4	54.1
Insurance expense	47.6	37.6
Other operating expenses	190.8	184.1
Transaction and integration costs	21.4	21.5
Impairment charges	0.7	0.3
Depreciation and amortization	70.6	71.3
Total operating expenses	1,924.4	1,727.9
Net gain (loss) on disposals and deconsolidations	(1.0)	0.3
Equity in earnings of unconsolidated affiliates	5.8	4.9
Operating income	157.4	155.9
Interest expense, net	63.6	52.4
Other income (expense), net	(0.2)	1.1
Earnings from continuing operations before income taxes	93.6	104.6
Income tax expense	5.5	17.5
Net earnings from continuing operations	88.1	87.1
Discontinued operations:
Earnings from discontinued operations	3.5	10.0
Income tax expense from discontinued operations	(126.8)	(488.2)
Net loss from discontinued operations	(123.3)	(478.2)
Net loss	(35.2)	(391.1)
Less net earnings attributable to noncontrolling interests	51.2	54.1
Net loss attributable to Envision Healthcare Corporation stockholders	(86.4)	(445.2)
Preferred stock dividends	—	(2.3)
Net loss attributable to Envision Healthcare Corporation common stockholders	$(86.4)	$(447.5)

Amounts attributable to Envision Healthcare Corporation common stockholders:
Earnings from continuing operations, net of income tax	$36.9	$30.7
Loss from discontinued operations, net of income tax	(123.3)	(478.2)
Net loss attributable to Envision Healthcare Corporation common stockholders	$(86.4)	$(447.5)

Basic earnings (loss) per share attributable to common stockholders:
Net earnings from continuing operations	$0.31	$0.26
Net loss from discontinued operations	(1.02)	(4.10)
Net loss	$(0.72)	$(3.84)
Diluted earnings (loss) per share attributable to common stockholders:
Net earnings from continuing operations	$0.30	$0.26
Net loss from discontinued operations	(1.01)	(4.10)
Net loss	$(0.71)	$(3.84)
Weighted average number of shares and share equivalents outstanding:
Basic	120,552	116,563
Diluted	122,354	119,475

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Envision Healthcare Reports 2018 First Quarter Financial Results

May 7, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions, except earnings per share)

	Three Months Ended March 31,
	2018	2017
Reconciliation of net loss to adjusted net earnings:
Net loss attributable to Envision stockholders	$(86.4)	$(445.2)

Loss from discontinued operations, net of tax	123.3	478.2
Income tax benefit related to tax reform	(10.3)	—
Amortization of purchased intangibles	44.0	47.7
Share-based compensation	7.4	14.6
Transaction and integration costs	21.4	21.5
Net (gain) loss on disposals and deconsolidations, net of noncontrolling interests	0.6	(0.3)
Impairment charges	0.7	0.3
Net unrealized loss on equity securities	0.9	—
Total adjustments	188.0	562.0
Tax effect	15.0	36.4
Total adjustments, net	173.0	525.6
Adjusted net earnings	$86.6	$80.4

Basic shares outstanding	120,552	116,563
Effect of dilutive securities, options and non-vested shares	1,802	6,042
Diluted shares outstanding, if converted	122,354	122,605

Adjusted net earnings per share	$0.71	$0.66

Reconciliation of net earnings to Adjusted EBITDA:
Net loss attributable to Envision stockholders	$(86.4)	$(445.2)
Loss from discontinued operations, net of tax	123.3	478.2
Interest expense, net	63.6	52.4
Income tax benefit	5.5	17.5
Depreciation and amortization	70.6	71.3
EBITDA	176.6	174.2
Adjustments:
Transaction and integration costs	21.4	21.5
Share-based compensation	7.4	14.6
Impairment charges	0.7	0.3
Net (gain) loss on disposals and deconsolidations, net of noncontrolling interests	0.6	(0.3)
Net unrealized loss on equity securities	0.9	—
Total adjustments	31.0	36.1
Adjusted EBITDA	$207.6	$210.3

Segment Information:
Physician Services net revenue	$1,769.4	$1,562.7
Ambulatory Services net revenue	307.6	315.9
Total net revenue	$2,077.0	$1,878.6

Physician Services Adjusted EBITDA	$150.1	$150.1
Ambulatory Services Adjusted EBITDA	57.5	60.2
Adjusted EBITDA	$207.6	$210.3

Physician Services Adjusted EBITDA margin	8.5%	9.6%
Ambulatory Services Adjusted EBITDA margin	18.7	19.1
Adjusted EBITDA margin	10.0%	11.2%

See definitions of non-GAAP measures on page 10

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Envision Healthcare Reports 2018 First Quarter Financial Results

May 7, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued

Operating Data - Physician Services:
	Three Months Ended March 31,
	2018	2017
Contribution to Net Revenue Growth:
Same contract	2.7%	3.3%
New contracts	8.0	6.3
Terminations	(5.7)	(10.1)
Acquired contract and other	8.2	9.7
Total net revenue growth	13.2%	9.2%

Patient encounters per day, day adjusted	2.3%	2.3%
Net revenue per encounter	0.8	2.7
Same contract revenue growth	3.1%	5.0%

Operating Data - Ambulatory Services:
	Three Months Ended March 31,
	2018	2017
Procedures performed during the period at consolidated centers	405,708	420,487
Centers in operation, end of period (consolidated)	230	238
Centers in operation, end of period (unconsolidated)	31	26
Average number of continuing centers in operation (consolidated)	231	239
New centers added, during period	—	4
Centers disposed, during period	3	—
Surgical hospitals in operation, end of period (unconsolidated)	1	1
Centers under letter of intent, end of period	4	2
Average revenue per consolidated center (in thousands)	$1,332	$1,324
Same center revenues increase (decrease), day adjusted (consolidated)	(0.7)%	1.4%

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Envision Healthcare Reports 2018 First Quarter Financial Results

May 7, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (Dollars in millions, shares in thousands)

	March 31,	December 31,
Balance Sheet Data:	2018	2017
Assets
Current assets:
Cash and cash equivalents	$767.4	$312.2
Insurance collateral	113.5	86.2
Accounts receivable, net	1,532.8	1,405.8
Supplies inventory	22.1	22.7
Prepaid and other current assets	98.2	165.6
Current assets held for sale	—	2,751.8
Total current assets	2,534.0	4,744.3
Property and equipment, net	284.0	302.7
Investments in unconsolidated affiliates	157.4	156.7
Goodwill	7,570.7	7,536.1
Intangible assets, net	3,657.7	3,665.5
Other assets	180.7	167.3
Total assets	$14,384.5	$16,572.6
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$12.7	$52.1
Accounts payable	50.4	62.2
Accrued salaries and benefits	471.0	548.0
Accrued interest	35.1	52.1
Other accrued liabilities	549.1	281.6
Current liabilities held for sale	—	399.1
Total current liabilities	1,118.3	1,395.1
Long-term debt, net of deferred financing costs of $93.0 and $97.3, respectively	4,608.5	6,263.3
Deferred income taxes	902.8	1,089.3
Insurance reserves	323.5	318.5
Other long-term liabilities	155.6	149.9
Commitments and contingencies
Noncontrolling interests – redeemable	186.3	187.1
Equity:
Common stock, $0.01 par value, 1,000,000 shares authorized, 121,105 and 121,021 shares issued and outstanding, respectively	1.2	1.2
Additional paid-in capital	6,012.6	6,008.9
Retained earnings	436.9	521.2
Accumulated other comprehensive income (loss)	0.8	(4.2)
Total Envision Healthcare Corporation equity	6,451.5	6,527.1
Noncontrolling interests – non-redeemable	638.0	642.3
Total equity	7,089.5	7,169.4
Total liabilities and equity	$14,384.5	$16,572.6

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Envision Healthcare Reports 2018 First Quarter Financial Results

May 7, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions)

	Three Months Ended March 31,
Statement of Cash Flow Data:	2018	2017
Cash flows from operating activities:
Net loss	$(35.2)	$(391.1)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	100.0	105.5
Amortization of deferred loan costs	4.3	4.2
Net (gain) loss on disposals and deconsolidations	1.0	(0.3)
Share-based compensation	7.4	16.1
Deferred income taxes	27.9	504.2
Equity in earnings of unconsolidated affiliates	(5.8)	(5.1)
Impairment charges	0.7	0.3
Gain on held for sale assets	(14.7)	—
Increases (decreases) in cash, cash equivalents, restricted cash, and restricted cash equivalents net of acquisitions and dispositions:
Accounts receivable	(40.5)	(47.0)
Supplies inventory	0.2	(0.7)
Prepaid and other current assets	(2.3)	1.9
Accounts payable	(22.6)	(8.9)
Accrued expenses and other liabilities	23.0	(84.7)
Other, net	(6.1)	3.7
Net cash flows provided by operating activities	37.3	98.1
Cash flows from investing activities:
Acquisitions and related expenses, net of cash acquired	(71.6)	(73.1)
Acquisition of property and equipment	(45.3)	(40.7)
Net proceeds from sale of medical transportation business	2,279.7	—
Purchases of marketable securities	(57.3)	(3.4)
Maturities of marketable securities	17.2	0.5
Other, net	1.1	17.3
Net cash flows provided by (used in) investing activities	2,123.8	(99.4)
Cash flows from financing activities:
Proceeds from long-term borrowings	125.5	3.7
Repayment on long-term borrowings	(1,824.2)	(11.9)
Distributions to noncontrolling interests	(53.1)	(60.5)
Other, net	(6.3)	(8.4)
Net cash flows used in financing activities	(1,758.1)	(77.1)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	403.0	(78.4)
Cash and cash equivalents, beginning of period (including restricted cash and restricted cash equivalents of $30.8 and $28.8, respectively)	383.0	360.4
Less cash, cash equivalents, restricted cash and restricted cash equivalents of held for sale assets, end of period	—	17.7
Cash and cash equivalents, end of period (including restricted cash and restricted cash equivalents of $18.6 and $39.0, respectively)	$786.0	$264.3

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Envision Healthcare Reports 2018 First Quarter Financial Results

May 7, 2018

Envision Healthcare Corporation
Footnotes to Reconciliations of Non-GAAP Measures to GAAP Measures

(1)
We believe the calculation of adjusted net earnings from continuing operations per diluted share attributable to common stockholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes discontinued operations, the gains or loss from deconsolidations, net of noncontrolling interests, which are non-cash in nature, impairment charges, transaction and integration costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions, the impact of the Tax Cuts and Jobs Act of 2017, share-based compensation expense, and unrealized gain or loss on equity securities. Adjusted net earnings from continuing operations per diluted share attributable to common stockholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to common stockholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. For purposes of calculating adjusted earnings per share, we utilize the if-converted method to determine the number of diluted shares outstanding. In periods where utilizing the if-converted method is anti-dilutive, the mandatory convertible preferred stock will not be included in the calculation of diluted shares outstanding.

(2)
We define Adjusted EBITDA as earnings before interest expense, net, income taxes, depreciation, amortization, transaction and integration costs, share-based compensation, impairment charges, debt extinguishment costs, gain or loss on deconsolidations, net of noncontrolling interests, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions, the impact of the Tax Cuts and Jobs Act of 2017, discontinued operations and unrealized gain or loss on equity securities. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows from operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to common stockholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA, as defined.

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